UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024 (February 19, 2024)

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 298-1997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On January 31, 2024 Deep Medicine Acquisition Corp., a Delaware corporation and our predecessor company (“DMAQ”), completed the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of July 21, 2023 (as amended, the “Business Combination Agreement”), by and among DMAQ, DMAC Merger Sub Inc., a Nevada corporation and wholly-owned subsidiary of DMAQ (“Merger Sub”), Bright Vision Sponsor LLC, a Delaware limited liability company, in the capacity as the representative for the stockholders of DMAQ, Christopher Jones, an individual, in the capacity as the representative for the TruGolf stockholders and TruGolf, Inc., a Nevada corporation (“TruGolf Nevada”), which provided for, among other things, the merger of Merger Sub with and into TruGolf Nevada (the “Merger”), with TruGolf Nevada being the surviving corporation of the Merger and having become a direct, wholly owned subsidiary of DMAQ as a consequence of the Merger (together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) In connection with the Business Combination, DMAQ changed its name to “TruGolf Holdings, Inc.”

Item 4.01 Changes in Registrant’s Certifying Accountant.

Change of the Company’s Independent Registered Public Accounting Firm

Part (a)

On February 19, 2024, the Audit Committee of the Board of Directors of TruGolf Holdings, Inc. (“Company”) approved the engagement of Haynie & Company (“Haynie”) as independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2023. Accordingly, MaloneBailey, LLP (“MaloneBailey”), the Company’s independent registered public accounting firm prior to the Business Combination (completed on January 31, 2024) was dismissed on February 19, 2024.

MaloneBailey’s reports on the Company’s balance sheets as of March 31, 2023 and March 31, 2022 and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because of the Company’s liquidity condition and date for mandatory liquidation.

During the Company’s fiscal years ended March 31, 2023 and March 31, 2022, through the date of MaloneBailey’s dismissal, there were no: (i) disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to MaloneBailey’s satisfaction would have caused MaloneBailey to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years or any period through the date of dismissal or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended March 31, 2023 and March 31, 2022, and through the date of Haynie’s engagement, the Company did not consult Haynie with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Haynie that Haynie concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided MaloneBailey with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that MaloneBailey furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from MaloneBailey is attached as Exhibit 16.1 to this Current Report on Form 8-K.

TruGolf Nevada has been determined to be the accounting acquirer for purposes of the Business Combination. The following information relates to the changes in TruGolf Nevada’s independent registered public accounting firm.

Part (b)

CohnReznick LLP (“CohnReznick”) served as the TruGolf Inc.’s independent registered public accounting firm for the fiscal year ended December 31, 2022. On February 2, 2024, CohnReznick was dismissed.

CohnReznick’s report of independent registered public accounting firm, dated July 31, 2023, on TruGolf Inc.’s balance sheet as of December 31, 2022 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2022, and the subsequent interim period through February 2, 2024, there were:

(i)	no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between TruGolf Inc. and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference to the subject matter of disagreement in connection with its reports on the Company’s financial statements for such year; and

(ii)	no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

TruGolf Inc. provided CohnReznick with a copy of the disclosures it is making in response to this Item 4.01 and requested that CohnReznick furnish a letter addressed to the SEC stating whether CohnReznick agrees with the statements made herein. A copy of CohnReznick’s letter dated February 23, 2024, is filed as Exhibit 16.2 to this Current Report on Form 8-K.

Part (c)

Daszkal Bolton LLP (“Daszkal”) served as TruGolf Inc.’s independent registered public accounting firm for the fiscal year ended December 31, 2021. On April 5, 2023, TruGolf Inc. was advised by Daszkal that Daszkal completed a combination with CohnReznick. On April 5, 2023, TruGolf Inc. engaged CohnReznick to serve as its independent registered public accounting firm for the fiscal year ended December 31, 2022.

Daszkal’s report of independent registered public accounting firm, dated December 6, 2022, on TruGolf Inc.’s balance sheet as of December 31, 2021 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2021, and the subsequent interim period, there were:

(i)	no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between TruGolf Inc. and Daszkal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Daszkal’s satisfaction, would have caused Daszkal to make reference to the subject matter of disagreement in connection with its reports on TruGolf Inc.’s financial statements for such year; and

(ii)	no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Daszkal with a copy of the disclosures it is making in response to this Item 4.01 and requested that Daszkal furnish a letter addressed to the SEC stating whether Daszkal agrees with the statements made herein. A copy of Daszkal’s letter dated February 23, 2024, is filed as Exhibit 16.3 this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from MaloneBailey, LLP dated February 23, 2024.
16.2	Letter from CohnReznick LLP dated February 23, 2024
16.3	Letter from Daszkal Bolton LLP dated February 23, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2024	TRUGOLF HOLDINGS, INC.

	By:	/s/ Lindsay Jones
	Name:	Lindsay Jones
	Title:	Chief Financial Officer